Exhibit 10.6.2

AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment”) is executed as of November 14, 2011, between NOP 301 CONGRESS LP, a Texas limited partnership (“Landlord”), and WHALESHARK MEDIA, INC., a Delaware corporation (“Tenant”), for the purpose of amending the Lease Agreement between Landlord and Tenant dated May 24, 2011 (the “Original Lease”). The Original Lease, as amended by the Confirmation of Commencement Date dated September 21, 2011, is referred to herein as the “Lease”. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Lease.

RECITALS:

Pursuant to the terms of the Lease, Tenant is currently leasing Suite 700, consisting of 20,011 rentable square feet of space (the “Existing Premises”), in the Building located at 301 Congress Avenue, Austin, TX 78701, and commonly known as 301 Congress. Tenant desires to lease Suite 825 in the Building containing approximately 5,668 rentable square feet (the “Suite 825 Premises”) and Suite 850 in the Building containing approximately 9,825 rentable square feet (the “Suite 850 Premises”, and together with the Suite 825 Premises, the “Expansion Premises”) (each is depicted on Exhibit A hereto), and Landlord has agreed to lease such space to Tenant on the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1. Expansion Premises; Tenant’s Proportionate Share; Acceptance. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Expansion Premises on the terms and conditions of the Lease, as modified hereby. From and after the Suite 825 Effective Date (defined below), the term “Premises” shall refer collectively to the Existing Premises and the Suite 825 Premises, and Tenant’s Proportionate Share shall be increased to 6.14%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (25,679) by the number of rentable square feet in the Building (418,338). From and after the Suite 850 Effective Date (defined below), the term “Premises” shall refer collectively to the Existing Premises and the Expansion Premises, and Tenant’s Proportionate Share shall be increased to 8.49%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (35,504) by the number of rentable square feet in the Building (418,338). Tenant accepts the Expansion Premises in their “AS-IS” condition and Landlord shall not be required to perform any demolition work or tenant finish-work therein or to provide any allowances therefor, except as expressly set forth in Section 7 below. Landlord and Tenant stipulate that the number of rentable square feet in the Existing Premises, the Suite 825 Premises, the Suite 850 Premises, the Expansion Premises and the Building are correct.

2. Term.

(a) Term for Suite 825 Premises. The Term for the Suite 825 Premises shall begin on the Suite 825 Effective Date and shall expire coterminously with the expiration date with respect to the Existing Premises (which expiration date is deemed by Landlord and Tenant

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to be at 5:00 p.m., Austin, Texas, time on September 30, 2016), unless sooner terminated as provided in the Lease. As used herein, the “Suite 825 Effective Date” means the earliest of (1) the date on which Tenant occupies any portion of the Suite 825 Premises and begins conducting business therein, (2) the date on which the Work (as defined in Exhibit B hereto) in the Suite 825 Premises is Substantially Completed (as defined in Exhibit B hereto), (3) the date on which the Work in the Suite 825 Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit B hereto), or (4) December 1, 2011.

(b) Term for Suite 850 Premises. The Term for the Suite 850 Premises shall begin on the Suite 850 Effective Date and shall expire on the last day of the 60th Lease Month following the Suite 850 Effective Date, unless sooner terminated as provided in the Lease. As used herein, the “Suite 850 Effective Date” means the earliest of (1) the date on which Tenant occupies any portion of the Suite 850 Premises and begins conducting business therein, (2) the date on which the Work in the Suite 850 Premises is Substantially Completed, (3) the date on which the Work in the Suite 850 Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days, or (4) January 8, 2012. As used herein, the term “Lease Month” means each calendar month during the Term following the Suite 850 Effective Date (and if the Suite 850 Effective Date does not occur on the first day of a calendar month, the period from the Suite 850 Effective Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term for the Suite 850 Premises and the monthly Basic Rent rate for the Suite 850 Premises applicable for such partial month).

(c) Confirmation of Effective Dates. Prior to occupying each of the Suite 825 Premises and the Suite 850 Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit C hereto confirming (1) the Suite 825 Effective Date or the Suite 850 Effective Date, as applicable, (2) that Tenant has accepted the applicable portion of the Expansion Premises, and (3) that Landlord has performed all of its obligations with respect to the applicable portion of the Expansion Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Suite 825 Effective Date or the Suite 850 Effective Date or otherwise invalidate the Lease or this Amendment. Tenant shall have early access to the Expansion Premises as provided in Section 3 below.

3. Early Entry by Tenant. Tenant may enter each of the Suite 825 Premises and the Suite 850 Premises up to 15 days before the Work therein is Substantially Completed with Landlord’s prior consent (which shall not be unreasonably withheld) to install furniture and phone and data cabling, provided that (a) Landlord is given prior written notice of any such entry, (b) such entry shall be coordinated with Landlord and shall not interfere with the Work, and (c) Tenant shall deliver to Landlord evidence that the insurance required under Section 11 of the Lease has been obtained with respect to the applicable portion of the Expansion Premises. Any such entry shall be on the terms of the Lease, but no Basic Rent or Additional Rent shall accrue during the period that Tenant so enters the applicable portion of the Expansion Premises prior to Substantial Completion of the Work therein. Tenant shall conduct its activities therein so as not to interfere with the Work, and shall do so at its risk and expense. If, in Landlord’s reasonable judgment, Tenant’s activities therein interfere with the Work, Landlord may terminate Tenant’s right to enter the applicable portion of the Expansion Premises before Substantial Completion of the Work therein.

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4. Basic Rent

(a) Basic Rent for Suite 825 Premises. The monthly installments of Basic Rent under the Lease for the Suite 825 Premises shall be the following amounts for the following periods of time, beginning on the Suite 825 Effective Date:

Time Period	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Installments of Basic Rent for the Suite 825 Premises

Suite 825 Effective Date – September 30, 2012	$20.00	$9,446.67

October 1, 2012 – September 30, 2013	$21.00	$9,919.00

October 1, 2013 – September 30, 2014	$22.00	$10,391.33

October 1, 2014 – September 30, 2015	$23.00	$10,863.67

October 1, 2015 – September 30, 2016	$24.00	$11,336.00

Basic Rent and Additional Rent for the Suite 825 Premises shall be abated during the first two calendar months following the Suite 825 Effective Date, e.g., if the Suite 825 Effective Date is November 15, 2011, Basic Rent and Additional Rent shall be abated until January 14, 2012. Commencing with the first day after the end of the abatement period referred to above, Tenant shall make Basic Rent and Additional Rent payments for the Suite 825 Premises as otherwise provided in the Lease, as amended by this Amendment. Notwithstanding such abatement of Basic Rent and Additional Rent for the Suite 825 Premises (b) all other sums due under the Lease, as amended by this Amendment, including parking charges, shall be payable as provided in the Lease, as amended by this Amendment, and (c) any increases in Basic Rent and Additional Rent for the Suite 825 Premises set forth in the Lease, as amended by this Amendment, shall occur on the dates scheduled therefor.

(b) Basic Rent for Suite 850 Premises. The monthly installments of Basic Rent under the Lease for the Suite 850 Premises shall be the following amounts for the following periods of time, beginning on the Suite 850 Effective Date:

Lease Months	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Installments of Basic Rent for the Suite 850 Premises

1 – 12	$24.50	$20,059.38

13 – 24	$25.50	$20,878.13

25 – 36	$26.50	$21,696.88

37 – 48	$27.50	$22,515.63

49 – 60	$28.50	$23,334.38

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5. Termination of Rights. Except as expressly provided in this Amendment, Tenant shall have no option to lease additional space in the Building or any rights of first offer (other than pursuant to Exhibit I of the Original Lease, as amended by this Amendment), rights of first opportunity or rights of first refusal with respect to space in the Building; accordingly any provision of the Lease granting Tenant any option to lease additional space in the Building or any rights of first offer, rights of first opportunity or rights of first refusal with respect to space in the Building are hereby deleted in their entirety.

6. Security Deposit. Contemporaneously with the execution hereof, Tenant shall deliver to Landlord $209,484.52 to be held as part of the Security Deposit under the Lease, for a total Security Deposit of $422,668.36. Additionally, the last three sentences of Section 6 of the Original Lease are hereby deleted in their entirety and replaced with the following:

So long as no monetary Event of Default has occurred and no Event of Default is then occurring, Landlord shall, on the first day of each month beginning on the first day of the 13th Lease Month, apply the Security Deposit toward Tenant’s Basic Rent obligations accruing after such date until the Security Deposit has been reduced to $317,001.27. At such time, the Security Deposit shall thereafter be $317,001.27; provided, that so long as no monetary Event of Default has occurred and no Event of Default is then occurring, Landlord shall, on the first day of each month beginning on the first day of the 25th Lease Month, apply the Security Deposit toward Tenant’s Basic Rent obligations accruing after such date until the Security Deposit has been reduced to $211,334.18. At such time, the Security Deposit shall thereafter be $211,334.18.

7. Tenant Finish-Work. Landlord shall construct tenant improvements in the Expansion Premises in accordance with Exhibit B hereto.

8. Parking. From and after the Suite 825 Effective Date, Tenant shall be provided nine additional parking access cards, allowing Tenant to use nine additional unreserved parking spaces in the Parking Area. From and after the Suite 850 Effective Date, Tenant shall be provided 16 additional parking access cards, allowing Tenant to use 16 additional unreserved parking spaces in the Parking Area. Tenant’s use of these additional parking spaces shall be governed by the terms (including the parking rent rate) of Exhibit G to the Original Lease.

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9. Right of First Offer. From and after the Suite 825 Effective Date, (a) the Offer Space is amended to mean Suite 800, containing approximately 4,518 rentable square feet of space, and Suite 1100, containing approximately 11,620 rentable square feet of space, as each is depicted on Exhibit A hereto, (b) the reference to 20,011 rentable square feet in the last paragraph of Exhibit H to the Original Lease is amended to be 35,504 rentable square feet, and (c) the first fourteen words of Exhibit H to the Original Lease are deleted and replaced with “Subject to currently-existing renewal or expansion options or other existing preferential rights of other tenants”.

10. Right of First Refusal. From and after the Suite 825 Effective Date, Tenant shall have a right of first refusal as set forth on Exhibit D of this Amendment.

11. Renewal Option. From and after the Suite 825 Effective Date, Tenant shall have the right to renew the Term as set forth on Exhibit E of this Amendment.

12. Tenant’s Cancellation Right. Tenant shall have only the cancellation right set forth below and no further cancellation rights. Accordingly, Section 26.2 of the Original Lease is hereby deleted.

Provided no Event of Default then exists when Tenant delivers the cancellation notice or on the cancellation date, Tenant may cancel the Lease as to the Premises demised to Tenant as of the Suite 850 Effective Date effective as of 11:59 p.m., Austin, Texas, time on February 28, 2015 by delivering to Landlord, by June 1, 2014, (1) written notice thereof and (2) the Cancellation Fee (defined below). The “Cancellation Fee” shall equal the sum of (A) two full calendar months of gross Rent at the rate payable immediately following the cancellation effective date (assuming, for the purposes of such calculation, that the Lease had not been cancelled by Tenant) and (B) the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (i) an original principal balance equal to the Leasing Costs (defined below), (ii) an interest rate of 8% per annum, (iii) the loan is payable in equal monthly installments of principal and interest, beginning on the first day of the first full calendar month of the Term and ending on the first day of the last scheduled month of the Term (assuming the Lease had not been terminated), and (iv) all payments were made before the cancellation date. The term “Leasing Costs” means all leasing commissions and allowances incurred by Landlord in leasing the space to Tenant. As a condition to the effectiveness of Tenant’s cancellation right, Tenant shall pay to Landlord prior to the cancellation date any past-due amounts then outstanding under the Lease. If Tenant fails timely to deliver the Cancellation Fee or the cancellation notice or is otherwise unable to exercise this cancellation option, then Tenant’s right to cancel the Lease under this Section 12 shall expire; time is of the essence with respect thereto.

13. Fire Stairs. To the extent permitted by Law, Tenant shall be granted the right to utilize the Building fire stairs for vertical transportation between the floors of the Premises, including the right to install card key access (subject to Section 14 below) to the Premises floors, subject to Landlord’s reasonable approval of Tenant’s plans and Tenant’s compliance with all Laws, including the City of Austin, Texas fire and building codes.

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14. Security System. Tenant may, at its sole cost and expense, install an electronic card key system within the Premises, provided that such electronic card key system is compatible with any current or future card key system serving the Building. Tenant shall furnish Landlord with a copy of all key codes or access cards and Tenant shall ensure that Landlord shall have access to the Premises at all times. Additionally, Tenant shall ensure that such system shall comply with all Laws, including all fire safety laws, and in no event shall Landlord be liable for, and Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses arising from, such system or the malfunctioning thereof in accordance with Tenant’s indemnity contained in Section 11.3 of the Original Lease. Sections 8 and 21 of the Original Lease shall govern the installation, maintenance and Landlord’s removal rights with respect to such security system.

15. Confidentiality. Tenant acknowledges the terms and conditions of the Lease (as amended hereby) are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of the Lease to its attorneys, accountants, employees and existing or prospective financial partners, or if required by Law or court order, provided all parties to whom Tenant is permitted hereunder to disclose such terms and conditions are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of the Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

16. Condition of Premises. Tenant hereby accepts the Premises in their “AS IS” condition, and Landlord shall have no obligation for any construction or finish-out allowance or providing to Tenant any other tenant inducement, except as provided in Exhibit B hereto.

17. Limitation of Liability. In addition to any other limitations of Landlord’s liability as contained in the Lease, as amended to date, the liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of the Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code.

18. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than AQUILA Commercial, LLC and HPI Corporate Services, LLC, whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall

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each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

19. Determination of Charges. Landlord and Tenant agree that each provision of the Lease (as amended by this Amendment) for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent and Tenant’s Proportionate Share of Taxes and Electrical Costs) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

20. Prohibited Persons and Transactions. Tenant represents and warrants that neither it nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not assign or otherwise transfer the Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

21. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as expressly provided for in this Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

22. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

23. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties hereto may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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Executed as of the date first written above.

LANDLORD:	NOP 301 CONGRESS LP, a Texas limited partnership
	By:	NOP 301 Congress GP LLC, a Delaware limited liability company, its general partner
		By:	National Office Partners LLC, a California limited liability company, its sole member
			By:	CWP Capital Management LLC, a Delaware limited liability company, its manager

			By:	/s/ Joseph A. Corrente
			Name:	Joseph A. Corrente
			Title:	Senior Vice President

TENANT:	WHALESHARK MEDIA, INC., a Delaware corporation

	By:	/s/ Louis J. Agnese
	Name:	Louis J. Agnese
	Title:	General Counsel

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EXHIBIT A

DEPICTIONS OF SUITE 825 PREMISES, SUITE 850 PREMISES,

OFFER SPACE AND REFUSAL SPACE

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A-1

EXHIBIT B

TENANT FINISH-WORK: ALLOWANCE

(Landlord Performs the Work)

1. Acceptance of Expansion Premises. Except as set forth in this Exhibit, Tenant accepts the Expansion Premises in their “AS-IS” condition on the date this Amendment is entered into.

2. Space Plans.

(a) Preparation and Delivery. On or before the 20th day following the date of this Amendment (the “Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by STG Design, Inc. or another design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Expansion Premises (the “Space Plans”).

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within five business days (or, in the case of resubmitted Space Plans, within three business days) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question. If Tenant fails to timely deliver such Space Plans, then each day after the Space Plans Delivery Deadline that such Space Plans are not delivered to Landlord shall be a Tenant Delay Day (defined below).

3. Working Drawings.

(a) Preparation and Delivery. On or before the tenth day following the date on which the Space Plans are approved (or deemed approved) by Landlord and Tenant (the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Expansion Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws. If Tenant fails to timely deliver such drawings, then each day after the Working Drawings Delivery Deadline that such drawings are not delivered to Landlord shall be a Tenant Delay Day.

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten business days after Tenant’s submission thereof. If

Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within ten business days (or, in the case of resubmitted working drawings, within five business days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question. If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 20t h business day after the delivery of the initial draft thereof to Landlord, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

(c) Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all Laws, (b) the improvements depicted thereon do not (1) adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), or (2) affect (in the sole discretion of Landlord) (A) the exterior appearance of the Building, (B) the appearance of the Building’s common areas or elevator lobby areas or (C) the provision of services to other occupants of the Building, (c) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (d) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings.

4. Bidding of Work. Prior to commencing the Work, Landlord shall competitively bid the Work to three contractors approved by Landlord in its reasonable discretion. Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within three business days after Landlord’s submission thereof to Tenant. If Tenant fails to notify Landlord of its election within such three business day period, Tenant shall be deemed to have approved the bids. Within three business days following Landlord’s submission of the initial construction bids to Tenant under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Expansion Construction Allowance, failing which, each day after such three business day period shall constitute a Tenant Delay Day. After Tenant has approved the bids, Landlord and Tenant shall mutually agree (each acting reasonably and in good faith) on one of the three contractors’ bids and Landlord shall enter into a firm fixed price contract with that party within three business days following the parties’ selection, and that contractor shall commence work within five business days following the execution of that agreement and issuance of a permit from the City of Austin.

5. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (l)the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas or elevator lobby areas, or (b) if any such requested change might delay the Expansion Effective Date, Landlord may withhold its consent in its sole and absolute discretion. Landlord shall, upon completion of the Work, cause to be prepared an accurate architectural “as-built” plan of the Work as constructed in electronic CADD format, which plan shall be incorporated into this Exhibit B by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

6. Definitions. As used herein, a “Tenant Delay Day” means each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the Space Plans or Working Drawings, (c) because Tenant fails to attend any meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Working Drawings, or in connection with the performance of the Work, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials or any materials that are not readily available, or (e) because a Tenant Party otherwise delays completion of the Work. As used herein “Substantial Completion,” “Substantiallly Completed,” and any derivations thereof mean the Work is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Working Drawings such that Tenant may occupy the Premises for the Permitted Use and not be unreasonably hampered in that use because of any minor details of construction that have not yet occurred or that need to be reaccomplished, and Tenant has received a certificate of occupancy (either temporary or permanent) or similar right to legally occupy the Premises from the applicable governmental authority permitting Tenant to lawfully occupy the Premises to the extent such certificates are required for work similar to the Work. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord

7. Walk-Through; Punchlist. When Landlord considers the Work in the Expansion Premises to be Substantially Completed, Landlord will notify Tenant and, within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Expansion Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items. In no case, other than as may be caused by Force Majeure Delay Days or Tenant Delay Days, shall Landlord take longer than 60 days after agreement thereon to accomplish items on the punchlist.

8. Existing Premises Rent Obligations. Tenant’s obligation to pay Rent under the Lease with respect to the Existing Premises shall continue at all times during the performance of the Work. Tenant hereby acknowledges that the performance of the Work may occur during normal business hours while Tenant is in occupancy of the Existing Premises and that no interference to Tenant’s business operations in the Existing Premises shall entitle Tenant to any abatement of Rent.

9. Excess Costs. The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys (without duplication of costs included in the construction contract) and other approvals required by Law, and the construction supervision fee referenced in Section 11 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Expansion Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Expansion Construction Allowance, and (b)pay to Landlord 90% of the amount by which Total Construction Costs exceeds the Expansion Construction Allowance. Upon Substantial Completion of the Work and before Tenant occupies the Expansion Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Expansion Construction Allowance. In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease.

10. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $406,975.00 (the “Expansion Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Expansion

Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. After the final completion of the Work and a reconciliation by Landlord of the Expansion Construction Allowance and the Total Construction Costs and provided no default under the Lease then exists and no Event of Default has occurred, Tenant may use up to $38,732.50 of the excess Construction Allowance towards the cost of Tenant’s installation of telephone and data networks and other moving costs (collectively, the “Moving Costs”). Landlord will reimburse Tenant for the Moving Costs (subject to the cap described above) within 30 business days after receiving invoices therefor and supporting documentation reasonably acceptable to Landlord. The Expansion Construction Allowance must be used (that is, the Work must be fully complete and the Expansion Construction Allowance disbursed) within nine months following the Suite 850 Effective Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

11. Construction Management. Landlord or its affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to three percent of the Total Construction Costs.

12. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Mary Harrington c/o CommonWealth Partners 301 Congress Avenue, Suite 250 Austin, TX 78701 Telephone: 512.320.4141 Facsimile: 512.320.4125

Tenant’s Representative:	Jeanne McNeil c/o WhaleShark Media, Inc. 301 Congress Avenue, Suite 700 Austin, TX 78701 Telephone: 512.777.2903 Facsimile: 512.777.2870

13. Miscellaneous. To the extent not inconsistent with this Exhibit, Section 8 and Section 21 of the Original Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT C

CONFIRMATION OF EFFECTIVE DATE

            , 201

BY FACSIMILE

WhaleShark Media, Inc.

301 Congress Avenue, Suite 700

Austin, TX 78701

Re:	Amendment No. 1 (the “Amendment”) dated November 14, 2011, between NOP 301 CONGRESS LP, a Texas limited partnership (“Landlord”), and WHALESHARK MEDIA, INC., a Delaware corporation (“Tenant”), for the lease of approximately 15,493 square feet of additional space (the “Expansion Premises”) pursuant to the Lease (as defined in and amended by the Amendment). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment unless otherwise indicated.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Expansion Premises. Tenant has accepted possession of the Suite [825/850] Premises pursuant to the Amendment. Any improvements required by the terms of the Amendment to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Amendment with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Suite [825/850] Premises are suitable for the Permitted Use (as defined in the Lease).

2. [Suite 825 Effective Date. The Suite 825 Effective Date is             , 2011.]

3. [Suite 850 Effective Date. The Suite 850 Effective Date is             , 2011, and the expiration date of the Term for Suite 850 Premises is             , 20    .]

4. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

5. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the State in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

COMMONWEALTH PARTNERS MANAGEMENT SERVICES, L.P., on behalf of Landlord

By:
Name:
Title:

Agreed and accepted:

WHALESHARK MEDIA, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT D

RIGHT OF FIRST REFUSAL

Subject to currently-existing renewal or expansion options or other existing preferential rights of other tenants, if Landlord receives a bona fide Third Party Offer to lease any of the Suite 1325 in the Building containing approximately 5,740 rentable square feet as further described on Exhibit A hereto (the “Refusal Space”) and Landlord is willing to accept the terms of such Third Party Offer, Landlord shall offer to lease to Tenant the Refusal Space on the same terms and conditions as the Third Party Offer; such offer shall (a) be in writing, (b) specify the part of the Refusal Space being offered to Tenant hereunder (the “Designated Refusal Space”), (c) specify the rent to be paid for the Designated Refusal Space, and (d) contain the basic terms and conditions of the Third Party Offer and the date on which the Designated Refusal Space shall be included in the Premises (the “Refusal Notice”). The Refusal Notice shall be substantially similar to the Refusal Notice attached to this Exhibit. Tenant shall notify Landlord in writing whether Tenant elects to lease the Designated Refusal Space subject to the Third Party Offer on the same terms and conditions as the Third Party Offer in the Refusal Notice, within five business days after Landlord delivers to Tenant the Refusal Notice. If Tenant timely elects to lease the Designated Refusal Space within such five-day period, Landlord and Tenant shall execute an amendment to the Lease, effective as of the date the Designated Refusal Space is to be included in the Premises, on the same terms as the Lease except (1) the Basic Rent and parking charges shall be the amounts specified in the Refusal Notice, (2) the term for the Designated Refusal Space shall be that specified in the Refusal Notice, (3) Tenant shall lease the Designated Refusal Space in an “AS-IS” condition, (4) Landlord shall not be required to perform any work therein, (5) Landlord shall not provide to Tenant any allowances other than those contained in the Third Party Offer (e.g., moving allowance, construction allowance, and the like) if any, and (6) other terms set forth in the Lease which are inconsistent with the terms of the Refusal Notice shall be modified accordingly. Notwithstanding the foregoing, if the Refusal Notice includes space in excess of the Refusal Space, Tenant must exercise its right hereunder, if at all, as to all of the space contained in the Refusal Notice.

If Tenant fails or is unable to timely exercise its right hereunder with respect to the Designated Refusal Space, such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood Tenant’s right hereunder is a one-time right only as to each Designated Refusal Space the first time it is offered to Tenant hereunder), and Landlord may lease all or a portion of the Designated Refusal Space to third parties on such terms as Landlord may elect. For purposes hereof, if a Refusal Notice is delivered for less than all of the Refusal Space but such notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Refusal Space, such remaining portion of the Refusal Space shall thereafter be excluded from the provisions of this Exhibit. Unless otherwise agreed in writing by Landlord and Tenant’s real estate broker, in no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Exhibit, and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

Tenant’s rights under this Exhibit shall terminate, at Landlord’s option, if (a) an Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the effective date of the addition of the Designated Refusal Space to the Premises, (b) the Lease or Tenant’s right to possession of any of the Premises is terminated, (c) Tenant assigns its interest in the Lease or sublets any portion of the Premises, (d) Tenant fails to lease from Landlord and to occupy at least 35,504 rentable square feet of space, (e) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of the Lease, (f) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (g) less than one full calendar year remains in the initial Term of the Lease.

FORM OF REFUSAL NOTICE

[Insert Date of Notice]

BY FACSIMILE AND [FEDEX]

WhaleShark Media, Inc.

301 Congress Avenue, Suite 700

Austin, TX 78701

Re:	Amendment No. 1 (the “Amendment”) dated November 14, 2011, between NOP 301 CONGRESS LP, a Texas limited partnership (“Landlord”), and WHALESHARK MEDIA, INC., a Delaware corporation (“Tenant”), as amended. Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment.

Ladies and Gentlemen:

Pursuant to the Right of First Refusal attached to the Amendment, this is a Refusal Notice on Suite             . The basic terms and conditions are as follows:

LOCATION:

SIZE:	rentable square feet

BASIC RENT RATE:	$ per month

TERM:

IMPROVEMENTS:

COMMENCEMENT:

PARKING TERMS:

OTHER MATERIAL TERMS:

Under the terms of the Right of First Refusal, you must exercise your rights, if at all, as to the Designated Refusal Space on the depiction attached to this Refusal Notice within five business days after Landlord delivers such Refusal Notice. Accordingly, you have until 5:00 p.m. local time on             , 201    , to exercise your rights under the Right of First Refusal and accept the terms as contained herein, failing which your rights under the Right of First Refusal shall terminate and Landlord shall be free to lease the Designated Refusal Space to any third party. If possible, any earlier response would be appreciated. Please note your acceptance of this Refusal Notice shall be irrevocable and may not be rescinded.

Upon receipt of your acceptance herein, Landlord and Tenant shall execute an amendment to the Lease memorializing the terms of this Refusal Notice including the inclusion of the Designated Refusal Space in the Premises; provided, however, the failure by Landlord and Tenant to execute such amendment shall not affect the inclusion of such Designated Refusal Space in the Premises in accordance with this Refusal Notice.

THE FAILURE TO ACCEPT THIS REFUSAL NOTICE BY (a) DESIGNATING THE “ACCEPTED” BOX, AND (b) EXECUTING AND RETURNING THIS REFUSAL NOTICE TO LANDLORD WITHOUT MODIFICATION WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF TENANT’S RIGHTS UNDER THE RIGHT OF FIRST REFUSAL, AND TENANT SHALL HAVE NO FURTHER RIGHTS TO THE DESIGNATED REFUSAL SPACE. THE FAILURE TO EXECUTE THIS LETTER WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF THIS REFUSAL NOTICE.

Should you have any questions, do not hesitate to call.

Sincerely,

NOP 301 CONGRESS LP, a Texas limited partnership
By:	NOP 301 Congress GP LLC, a Delaware limited liability company, its general partner
	By:	National Office Partners LLC, a California limited liability company, its sole member
		By:	CWP Capital Management LLC, a Delaware limited liability company, its manager

By:
Name:
Title:

[please check appropriate box]

ACCEPTED ☐
REJECTED ☐

WHALESHARK MEDIA, INC., a Delaware corporation

By:
Name:
Title:
Date:

Enclosure [attach depiction of Designated Refusal Space]

EXHIBIT E

RENEWAL OPTION

Tenant may renew the Term for the entire Premises for a period of five years following the expiration of the Term for the Suite 850 Premises, by delivering written notice of the exercise thereof to Landlord not earlier than June 30, 2015 or later than September 30, 2015. The Basic Rent payable for the entire Premises for each month during such extended Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in the Building of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within 30 days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within five days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to the Lease extending the Term on the same terms and conditions provided in the Lease, except as follows:

(a) Basic Rent shall be adjusted to the Prevailing Rental Rate;

(b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing;

(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; and

(d) Tenant shall pay for the parking spaces which it is entitled to use at the rates from time to time charged to patrons of the Parking Area during the extended Term (plus all applicable taxes).

If Tenant rejects Landlord’s determination of the Prevailing Rental Rate and timely notifies Landlord thereof, Tenant may, in its notice to Landlord, require that the determination of the Prevailing Rental Rate be made by brokers (and if Tenant makes such election, Tenant shall be deemed to have irrevocably renewed the Term, subject only to the determination of the Prevailing Rental Rate as provided below). In such event, within ten days thereafter, each party shall select a qualified commercial real estate broker with at least ten years experience in leasing property and buildings in the city or submarket in which the Premises are located. The two brokers shall give their opinion of prevailing rental rates within 20 days after their retention. If such brokers timely reach agreement, such agreed determination shall be final and binding on Landlord and Tenant. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding 20-day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within five days) choose either the determination of Landlord’s broker or Tenant’s broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the Prevailing Rental Rate by the brokers, the parties shall equally share the

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costs of any third broker. The parties shall immediately execute an amendment as set forth above. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew the Lease.

Tenant’s rights under this Exhibit shall terminate, at Landlord’s option, if (a) an Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the renewal commencement date of the applicable extended Term, (b) the Lease or Tenant’s right to possession of any of the Premises is terminated, (c) Tenant assigns its interest in the Lease or sublets any portion of the Premises, in each case, other than to a Permitted Transferee (d) Tenant fails to lease from Landlord and to occupy at least 35,504 rentable square feet of space, (e) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of the Lease, or (f) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

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